Exhibit 99.1

Contact:
Rob Anderson (615) 732-6470
ir@capstarbank.com

For immediate release

CapStar Announces $8 Million Share Repurchase Program

and the Registration of 3,652,094 shares of Common Stock

Nashville, TN (December 21, 2018) – CapStar Financial Holdings, Inc. (the “Company”) (NASDAQ:CSTR) announced today that its board of directors has authorized the repurchase of up to $8 million of the Company’s outstanding shares of common stock.

“Although the primary use of our capital will continue to be support of the Company’s organic growth opportunities and strategic M&A activities, we believe the repurchase program will be another tool by which we can enhance shareholder value,” said Claire W. Tucker, President and Chief Executive Officer of the Company.

Repurchases of the Company’s common stock will be made in accordance with applicable laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions or otherwise. The repurchase program will remain in effect until December 31, 2021 unless the maximum authorized dollar amount of shares of common stock has been repurchased before that date. The Company intends to fund the repurchase program with a combination of cash on hand and cash generated from operations.

The share repurchase program may be extended, modified, amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase shares of its common stock. The actual timing of any repurchases and the number and price of the shares to be repurchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company’s share price, the Company’s ongoing capital planning considerations, general market and other conditions, applicable legal requirements and compliance with the terms of the Company’s outstanding indebtedness.

Additionally, the Company announced today that its board of directors has authorized the filing of a registration statement on Form S-3 to register 3,652,094 shares of the Company’s common stock. The registration statement is being filed pursuant to an agreement between the Company and certain shareholders who invested in the Company at its founding in 2008. As of the date of this press release, the Company has not been advised as to any definitive plan of distribution for the shares of common stock to which the registration statement relates.

“On August 22, 2016, we entered into the Second Amended and Restated Shareholders’ Agreement with certain shareholders, the terms of which have been disclosed in previous SEC filings,” noted Tucker. “The filing of the Form S-3 fulfills our agreement with these shareholders to register their shares of the Company’s common stock upon their request. If and when the shares of common stock are ultimately sold by the selling shareholders, we believe that the distribution will increase the daily trading volume of our common stock in the public markets over time.” Tucker concluded.

About CapStar

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee, and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank.

No Offer or Sale

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including with respect to the terms, timing, logistics and conditions of the repurchase program, the Company’s compliance with applicable law in connection with the administration of the repurchase program, the Company’s utilization of the repurchase program, the timing of filing and effectiveness of the registration statement on Form S-3, and the use and impact of the registration statement on Form S-3. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the risks detailed from time to time in the Company’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s most recent Annual Report on Form 10-K under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions investors that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.